UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2014

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On May 8, 2014, Windstream Holdings, Inc ("Windstream", the "Company", "we", or "our") issued a press release announcing the Company’s first quarter 2014 consolidated results of operations. The press release presents the Company’s unaudited consolidated results of operations measured under generally accepted accounting principles in the United States ("GAAP") and certain unaudited pro forma results of operations, which are not calculated in accordance with GAAP. A "non-GAAP financial measure" is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.
The unaudited consolidated results presented on a pro forma basis exclude merger and integration costs associated with strategic transactions when compared to measures prepared in accordance with GAAP. Windstream's purpose for excluding merger and integration costs is to improve the comparability of results of operations in order to focus on the true earnings capacity associated with providing telecommunication services.
The Company uses pro forma results as a key measure of its operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
The Company’s press release, and other communications from time to time, include a non-GAAP measure titled operating income before depreciation and amortization ("OIBDA"). OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding back depreciation and amortization expense. The Company will also at times make reference to pro forma OIBDA, which is also a non-GAAP measure. Pro forma OIBDA adjusts OIBDA by excluding merger and integration costs related to strategic transactions. Management considers OIBDA to be useful to investors because OIBDA provides information specific to the Company’s operating performance.
In addition, from time to time, the Company’s communications will also include the following non-GAAP measures:

•
Pro forma adjusted OIBDA, defined as pro forma OIBDA adjusted to exclude the impacts of pension (benefit) expense, restructuring charges and share-based compensation. Pro forma adjusted OIBDA is included to provide investors with useful information about the Company’s operating performance before the impacts of certain non-cash items and to enhance the comparability of operating results for the periods presented.

•
Adjusted free cash flow, defined as operating income plus depreciation and amortization, merger and integration costs, pension (benefit) expense, share-based compensation, and restructuring charges, less adjusted capital expenditures, interest paid, and income taxes paid, net of refunds. Management believes that adjusted free cash flow provides investors with useful information about the ability of the Company’s core operations to generate cash flow. Adjusted capital expenditures are defined as capital expenditures, less integration-related capital expenditures.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated May 8, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Anthony W. Thomas
Name:	Anthony W. Thomas
Title:	Chief Financial Officer

May 8, 2014

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated May 8, 2014